UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Glenlake Parkway NE Suite 900
Atlanta, GA 30328

 (Address of principal executive offices)

(770) 691-6350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, effective February 15, 2017, (the “Restatement Date”), Meridian Waste Solutions, Inc. (the “Company”) closed an Amended and Restated Credit and Guaranty Agreement (as amended by the First Amendment to Amended and Restated Credit and Guaranty Agreement dated April 28, 2017, the “Credit Agreement”) by and among the Company, Meridian Waste Operations, Inc. (“Operations”), Here to Serve - Missouri Waste Division, LLC (“Missouri Waste”), Here to Serve - Georgia Waste Division, LLC (“Georgia Waste”), Meridian Land Company, LLC (“Meridian Land”), Christian Disposal, LLC (“Christian Disposal”), FWCD, LLC (“FWCD”), The CFS Group, LLC (“CFS”), The CFS Disposal & Recycling Services, LLC (“CFS Disposal”), RWG5, LLC (“RWG5”), Meridian Waste Missouri, LLC (“Meridian Missouri”), and Meridian Innovations, LLC (“Innovations” and together with the Company, Operations, Missouri Waste, Georgia Waste, Meridian Land, Christian Disposal, FWCD, CFS, CFS Disposal, RWG5, and Meridian Missouri, the “Companies”), and certain subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger. The Credit Agreement amended and restated the Credit and Guaranty Agreement entered into as of December 22, 2015 (the “Closing Date”) by and among the Company, certain of the Companies, and certain subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger.

Effective May 31, 2017, the Company, together with all other parties to the Credit Agreement, entered into an Extension Letter (the “Extension Letter”). Pursuant to the Extension Letter and subject to the terms and conditions thereof, an extension until June 9, 2017 was granted with respect to (i) the Companies being required to cause the Leverage Ratio (as defined in the Credit Agreement) as of such date to be less than the Leverage Multiple (as defined in the Credit Agreement) as of such date; and (ii) the Companies not permitting the ratio of (A) total Indebtedness (as defined in the Credit Agreement) to (B) Consolidated Adjusted EBITDA (as defined in the Credit Agreement) to be greater than 6.5:1.0. If the Companies fail to satisfy the foregoing requirements, an event of default will occur under the Credit Agreement.

The above description of the Extension Letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Extension Letter, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Amended and Restated Credit and Guaranty Agreement, dated as of February 15, 2017, among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Meridian Waste Operations, Inc., Meridian Land Company, LLC, Christian Disposal, LLC, FWCD, LLC, The CFS Group, LLC, The CFS Group Disposal and Recycling Services, LLC, RWG5, LLC, Meridian Waste Missouri, LLC, and Meridian Innovations, LLC, as Companies, Meridian Waste Solutions, Inc., as Holdings, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger (incorporated by reference to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2017)

4.2*	First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of April 28, 2017, among Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Meridian Waste Operations, Inc., Meridian Land Company, LLC, Christian Disposal, LLC, FWCD, LLC, The CFS Group, LLC, The CFS Group Disposal and Recycling Services, LLC, RWG5, LLC, Meridian Waste Missouri, LLC, and Meridian Innovations, LLC, as Companies, Meridian Waste Solutions, Inc., as Holdings, the Lenders party thereto from time to time and Goldman Sachs Specialty Lending Group, L.P., as Administrative Agent, Collateral Agent, and Lead Arranger

4.3*	Extension Letter, dated May 31, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: June 6, 2017	By:	/s/ Jeffrey Cosman
	Name	Jeffrey Cosman
	Title:	Chief Executive Officer

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